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                                                                   EXHIBIT 10.26


                       MASTER DESIGN BUILD LEASE AGREEMENT

      THIS MASTER DESIGN BUILD LEASE AGREEMENT ("Agreement") is made and entered into by and between Amica Wireless Phone Service, Inc., an Illinois corporation ("Amica") and SpectraSite Communications, Inc. ("SpectraSite").

      WHEREAS, Amica is a wholly-owned subsidiary of BRK Wireless Company, Inc., an Illinois corporation, which corporation holds certain licenses granted by the FCC to provide personal communications service ("PCS") pursuant to license numbers CWB046F, CWB071F, CWB109F, and CWB426F License") in geographical areas referred to in the License as BTAs Bloomington, Champaign-Urbana, Decatur-Effingham, and Springfield which are located in the state of Illinois

      WHEREAS, Amica requires that towers and related facilities be developed for the installation by Amica of antennas, equipment cabinets, cabling and related equipment;

      WHEREAS, Amica has secured certain parcels of real estate within the BTAs for the development of said towers and facilities, pursuant to various Site Lease Agreements which have been made between Amica and the owners of the various parcels of real estate and desires for SpectraSite to procure other parcels of real estate for the development of towers and facilities ("Sites");

      WHEREAS, Amica desires to assign the Sites to SpectraSite for construction of towers and related facilities by SpectraSite, pursuant to this Agreement;

      WHEREAS, Amica desires to lease space on the facilities from SpectraSite for the installation and operation of tower facilities on the sites.

      NOW THEREFORE, Amica and SpectraSite do hereby agree as follows:

                               I. SITE ACQUISITION

      1.1 SEARCH AREAS. Amica may designate to SpectraSite during the Site Acquisition Term, as that term is defined in section 1.2 of this Agreement, one or more Search Areas for SpectraSite's performance pursuant to this Agreement of Site Acquisition Services. A Search Area shall be deemed designated by SpectraSite hereunder upon Amica's delivery to SpectraSite of a Search Area package containing the following information: (i) a map, topographical drawing or other rendering and general latitude and longitude information sufficiently describing the geographic area constituting such Search Area; (ii) the applicable number or other specified means of designation by which Amica identifies such area (the "Search Area Number"); and (iii) the type and desired number of Amica antennas intended to be installed, desired mounting height and any other technical data necessary to the effective identification of Candidate Sites therein.

      1.2 TERM OF SITE ACQUISITION SERVICES AGREEMENT. The term of this Agreement (the "Site Acquisition Term") shall commence on the date of this Agreement and shall expire on the third (3rd) anniversary of the date of this Agreement.

      (a) This Agreement may be terminated upon written notice by either party following the other party's breach of an obligation or covenant on such party's part to be performed, which



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breach is not cured within thirty (30) days after the breaching party's receipt of written notice thereof; and

      (b) Neither a termination nor the expiration of this Agreement shall affect:

      (i) the term of any SLA, as that term is defined in section 3.3 of this Agreement, which has been entered into by the parties prior to the date of the termination of this Agreement, which shall continue in accordance with its terms and conditions;

      (ii) any duties or obligations for payment or performance that are or become owing hereunder prior to the effective date of such termination; or

      (iii) any other duties or obligations that expressly survive the termination or expiration hereof.

      1.3 SITE ACQUISITION SERVICES. SpectraSite shall provide the personnel and facilities which are necessary to locate and acquire real estate ("Sites") and to provide related services for the acquisition of sites to be used for the construction and installation of a communications tower ("Tower") and related facilities. The services are more particularly described in and shall be performed by SpectraSite in accordance with the scope of work attached hereto as Schedule "I" which is incorporated by reference herein ("Site Acquisition Services").

      1.4 PRIME LEASES. The acquisition of Sites by SpectraSite pursuant to this Agreement shall be accomplished using a lease agreement in substantially the same form as the Option and Lease Agreement which is attached hereto as Schedule "II" subject to such revisions as SpectraSite may deem to be reasonable and necessary ("Prime Lease"). SpectraSite and Amica acknowledge and agree that privity of contract shall exist only between SpectraSite and the owner, lessor, sublessor or licensor of a Site ("Prime Lessor").

      1.5 DEFINITION OF DUE DILIGENCE ITEMS. As used herein, Due Diligence Items shall include the Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Amica; the zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals; the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities; the geotechnical report; the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may be produced regarding title to the Site; the environmental assessments including phase I reports and any environmental reports involving contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Sites or neighboring real property; and any other information written or otherwise regarding the due diligence investigation to be made regarding the Site. The items described in this section 1.4 may hereinafter be collectively referred to as "Due Diligence Items". SpectraSite shall be responsible for all costs associated with the performance of the Due Diligence Items. SpectraSite shall have no obligation to perform any Due Diligence Items until such time as SpectraSite has received from Amica a written notice to proceed ("Notice to Proceed") in the form attached hereto as Schedule "III" which evidences Amica's approval and acceptance of the Site. The Notice to Proceed or Amica's rejection of the Site shall be tendered to SpectraSite by Amica not more than ten (10) business days after SpectraSite provides Amica information relating to the Site. In the event that Amica tenders a Notice to Proceed and SpectraSite determines from its due diligence investigation of the Site that it is suitable for the



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construction of the Tower Facilities, SpectraSite shall construct the Tower
Facilities in accordance with this Agreement, the Site shall be governed by
Article III of this Agreement, and Amica shall execute an SLA for such Site as provided in paragraph 3.1 hereof within ten (10) days following written notice from SpectraSite that the Site is suitable for the construction of the Tower Facilities and that it intends to construct the Tower Facilities. In the event that Amica fails to execute an SLA for such Site, Amica will pay to SpectraSite the sum of Thirty Thousand and No/100 Dollars ($30,000.00) as liquidated damages for its failure to do so as reimbursement of the costs SpectraSite has incurred during its site acquisition activities and due diligence investigation of the Site.

      1.6 INSURANCE. SpectraSite or contractors engaged by SpectraSite shall procure and maintain the following types of insurance and coverage amounts in conjunction with the Site Acquisition Services:

           (a) Workers compensation insurance in accordance with the provisions of the applicable workers compensation or similar law of the state applicable to Contractor's personnel;

           (b) Comprehensive general liability insurance with minimum limit of liability coverage of $1,000,000, with a combined limit for bodily injury and/or property damage for any one occurrence and excess/umbrella coverage of $2,000,000;

           (c) Automobile liability insurance insuring all owned, non-owned and hired automotive equipment in minimum combined single limit amounts of $500,000;

           (d) Umbrella coverage of not less than $2,000,000 combined single limit in excess of the coverage required in subsections (b) and (c) above;

           (e) Errors and omissions coverage of not less than $1,000,000 per occurrence.

      Amica shall be named as additional insured under the insurance required under subsections (b), (c), (d) and (e). SpectraSite shall provide Amica with certificates of insurance evidencing the coverage required above. Such insurance will provide for 30 days prior written notice to Amica in event of cancellation, non-renewal, or material changes in coverage.

      1.7 COMPLIANCE WITH LAWS AND SAFETY STANDARDS. SpectraSite shall provide Site Acquisition Services and otherwise discharge its duties under this Agreement in accordance with all applicable local, state and federal laws, rules, regulations, and ordinances, and in accordance with all applicable safety standards.

      1.8 CONFIDENTIALITY. SpectraSite shall not disclose Confidential Information to others except as may be necessary to render the Site Acquisition Services hereunder. The term "Confidential Information" means information, except as may be in the public domain, about Amica's projects, processes, management, operations, services, purchasing, accounting, marketing, merchandising, selling, research and development, or any other information designated by Amica in writing to SpectraSite to be of a proprietary or competitively sensitive nature.

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      1.9  INFORMATION AND COOPERATION. Amica shall provide such information, assistance, cooperation and coordination as is necessary to enable SpectraSite to timely perform the Site Acquisition Services hereunder.

      1.10 ENVIRONMENTAL DISCLAIMER. Amica acknowledges and agrees that, notwithstanding any other provision of this Agreement, in performing Services hereunder SpectraSite shall have no liability or responsibility whatsoever to Amica for, or arising from, any environmental audit, inspection or evaluation of any property that is considered, proposed or accepted by Amica for the location of antennas, towers, or any other facilities of Amica, nor shall SpectraSite have any liability for any past, present, or future environmental condition at any such property, specifically including but not limited to the presence of hazardous wastes or hazardous substances, as those terms are defined by applicable state and federal law except to the extent such environmental condition is caused by SpectraSite.



                  II. DESIGN AND CONSTRUCTION OF TOWER FACILITIES

      2.1 APPROVAL OF PLANS AND SPECIFICATIONS. SpectraSite shall be responsible for the constructing the Tower, foundations, and related facilities including concrete foundations, footings and slabs and fencing at SpectraSite's sole cost and expense ("Tower Facilities"). SpectraSite shall prepare and deliver to Amica for its approval by Amica three copies of prototype, standard plans ("Plans") and construction specifications ("Specifications") for the construction of prototype Tower Facilities. The Plans and Specifications shall be delivered to Amica within thirty (30) days after the date of this Agreement. Within fifteen
(15) business days after receipt of the Plans and Specifications, Amica shall approve such Plans and Specifications or deliver to SpectraSite detailed written objections thereto. If Amica fails to either affirmatively approve or disapprove the Plans and Specifications within said fifteen (15) day period, Amica shall be deemed to have effectively approved the Plans and Specifications.

      2.2 CONTRACTORS TO BE USED. SpectraSite acknowledges and agrees that Amica has contracted with P&D Antenna (St. Anne, IL) for the construction of five (5) sites. SpectraSite agrees to honor the existing contract between Amica and P&D Antenna for the construction of site improvements on five (5) sites designated by Amica.

      2.3 CHANGE ORDERS. Amica shall have the right to issue reasonable change orders to SpectraSite on any given Site provided that such changes are tendered to SpectraSite in writing thirty (30) days prior to the construction of the Tower Facilities which are affected by the change order.

      2.4 DEFINITION OF CONSTRUCTION COSTS. As used herein, Construction Costs shall include those costs which are the responsibility of SpectraSite under this Agreement and which shall include the costs of materials and labor used in the construction of the Tower Facilities, payments made to contractors and subcontractors performing construction work in connection with the Tower Facilities including but not limited to the cost of materials, labor, expenses associated with the lease of equipment used in construction, the cost of any tower lighting system, the cost of all site work required for the Property or the Easement, the cost incurred in extending utilities to the Property including the cost incurred in obtaining any grants of easements for ingress, egress or utilities over real property owned by persons or entities other than the Prime Lessor, supplies, reasonable travel expenses, cost of overhead incurred by contractors in the performance of this Agreement, the reasonable cost of reasonable change orders requested by



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Amica, fees for building permits, licenses and inspections, fees or assessments imposed by local, state or federal governmental entities including but not limited to the FCC and FAA, insurance premiums paid by SpectraSite during the construction period, recording fees and filing fees, fees and payments on construction, interim or permanent financing, mortgage brokerage fees, fees of engineers, surveyors, architects, attorneys and others providing professional services, brokerage commissions, and premiums for contractor's faithful performance and or mechanic's lien bonds ("Construction Costs"). Construction Costs shall not include the cost of Amica's Equipment or any costs associated with the installation of Amica's Equipment. Amica shall be solely responsible for purchasing Amica's Equipment, the installation of Amica's Equipment and the costs associated with these goods and services.

      2.5 COVENANT TO CONSTRUCT. SpectraSite shall act with due diligence to construct the Tower Facilities in accordance with the Plans and Specifications. SpectraSite shall use due diligence to obtain all necessary permits and approval of the Plans from all applicable governmental agencies. Amica shall install Amica's Equipment in accordance with the requirements of Article III of this Agreement.

      2.6 NO BOND REQUIRED. SpectraSite shall have no obligation to furnish a performance bond or a labor and material payment bond in conjunction with the work to be performed under this Agreement by SpectraSite.

      2.7 COMMENCEMENT OF CONSTRUCTION. SpectraSite shall make reasonable and diligent efforts to complete the construction of an individual Tower Facilities within forty-five (45) days after Amica executes an SLA for the Site upon which the Tower Facilities are to be constructed. SpectraSite shall have no obligation to commence construction of the Tower Facilities at a Site unless and until a SLA has been properly executed by Amica for that Site. The completion of construction of each Tower Facilities shall be subject to delays from causes beyond reasonable control of SpectraSite or SpectraSite's contractor or for time needed to perform additional construction covered by any change order requested by Amica.

      2.8 MANNER OF CONSTRUCTION. SpectraSite represents, warrants and agrees that the Tower Facilities shall be constructed in a good and workmanlike manner and in accordance with the Plans and Specifications and all applicable federal, state and local laws, ordinances, rules and regulations. SpectraSite warrants to Amica that all materials furnished in connection with the construction of the Tower Facilities will be new unless otherwise specified, and that such construction will be of good quality in accordance with industry standards, free from faults and patent defects.

      2.9 NO LIENS. SpectraSite shall keep the Tower Facilities free of all involuntary liens and claims arising out of or related to the performance of the construction, all liens and claims of any contractor, subcontractor, laborer, mechanic or materialman for labor performed or material furnished in connection with the performance of the construction. Notwithstanding the foregoing, SpectraSite may encumber the Tower Facilities with a lien or mortgage as surety for construction or permanent financing.

      2.10 NOTIFICATION OF COMPLETION. SpectraSite shall notify Amica of: (i) the expected date for substantial completion of the Tower Facilities at least fifteen (15) days before that date, and (ii) the date when the Tower Facilities have been substantially completed by delivery of a notice in substantially the same form attached hereto as Schedule "IV" ("Notice of Completion"). Within fifteen (15) business days after the Notice of Completing, Amica shall deliver to SpectraSite a list of items ("Punch List") that Amica reasonably deems necessary that SpectraSite



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complete or correct in order for the Tower Facilities to be completed in accordance with the Plans and Specifications. The Tower Facilities shall be deemed accepted by Amica (i) if a Punch List is not received by SpectraSite within fifteen (15) days of the date of Notice of Completion or (ii) upon the commencement of the installation of Amica's Equipment, as that term is hereinafter defined in paragraph 3.1, by Amica or by SpectraSite at the request of Amica. SpectraSite shall complete the items on the Punch List within fifteen
(15) days from receipt of the Punch List from Amica.


                           III. LEASE OF THE PREMISES

      3.1 PREMISES. SpectraSite hereby grants Amica the right to install, maintain, operate and remove wireless communications equipment and appurtenances on Tower Facilities owned by SpectraSite which are located on certain property leased by SpectraSite (by virtue of the transfer of Prime Leases from Amica to SpectraSite, pursuant to the Asset Purchase Agreement entered into between the parties or by virtue of the site acquisition services performed by SpectraSite on behalf of Amica pursuant to Article I of this Agreement) and to install additional equipment on the ground in the vicinity of the Tower Facilities. Each individual Tower upon which Amica has attached Equipment and each Property upon which Amica has constructed installed equipment and other improvements pursuant to this Master Lease between SpectraSite and Amica shall each be considered and referred to as a separate site for purposes of this Master Lease ("Site"). Each Site shall be identified by separate site lease agreements ("SLAs") which shall be attached hereto when executed and incorporated by reference into the terms of this Master Lease, a prototype of which is attached hereto as Schedule "V". Each SLA shall include a legal description of the real property upon which the Tower is situated (the real property described in the various SLAs as Property may hereinafter be individually or collectively referred to as the "Property or Properties"), a legal description of any easements for ingress, egress and utilities (the real property described in the various SLAs as Easement may hereinafter be individually or collectively referred to as the "Easement or Easements"), and description of Amica's equipment which will be located on the Site ("Equipment"). SpectraSite hereby grants to Amica the right to install, maintain and operate Amica's wireless communications equipment and appurtenances on a tower owned by SpectraSite ("Tower"), which is located on certain real property leased by SpectraSite more particularly described in Exhibit "A" attached hereto ("Property"); and to install, maintain, operate and remove Amica's wireless communications equipment, antennas and related devices (including, but not limited to emergency generators, equipment shelters, equipment cabinets, all necessary test equipment and any temporary construction materials) owned by Amica on a seven hundred (_700_) square foot portion of the Property at a location to be agreed upon in writing between SpectraSite and Amica (the space occupied by Amica on the Property and the Tower hereinafter shall be referred to collectively as the "Premises"). SpectraSite also grants Amica rights of ingress, egress and utilities to the Premises twenty-four (24) hours per day, seven (7) days per week during the Initial Term and any Renewal Term (as hereinafter defined in paragraphs 3 and 4) of this Master Lease over that real property described in Exhibit "B" attached to the SLA ("Easement").

      3.2 USE. Amica may use the Premises for the receipt and transmission of wireless communications signals. The use granted Amica by this Master Lease shall be non-exclusive and limited in strict accordance with the terms of this Master Lease and the applicable SLA. SpectraSite shall have the right to continue to occupy the Property and to enter into lease and license agreements with others for the Property and the Tower in the sole discretion of SpectraSite. Amica shall have no property rights or interest in the Premises or the Easement by virtue of this Master Lease. This Master Lease shall also be subject to the terms and continued


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existence of the various Prime Leases transferred by Amica to SpectraSite or acquired by SpectraSite for the benefit of Amica pursuant to Article I of this Agreement In the event that a Prime Lease expires or is terminated, the SLA for that Site shall terminate as between SpectraSite and Amica on the effective date of termination of the Prime Lease. SpectraSite shall give Amica written notice of such termination or expiration of the Prime Lease as provided herein or as soon as practicable but no later than sixty (60) days prior to the date of anticipated termination or expiration.

      3.3 INITIAL TERM. The Term of this Master Lease shall extend from the date of this Agreement and extend until the expiration or earlier termination of the last SLA governed hereby. The Initial Term of the SLA for each Site shall be for a period of five (5) years commencing on the earlier of (i) the date that Amica commences the installation of its Equipment on the Site or (ii) fifteen (15) days after SpectraSite has forwarded to Amica the Notice of Completion for the Site or, if a Punch List is forwarded to SpectraSite in accordance with paragraph 2.10 hereof, fifteen (15) days after SpectraSite completes the items on such Punch List ("Commencement Date") and expiring on the fifth (5th) anniversary of the Commencement Date ("Initial Term"). In the event that Amica reasonably disputes SpectraSite's assertion that all items on a Punch List have been completed and the uncompleted item precludes Amica's installation or operation of its equipment, the Commencement Date shall be the date on which such item has been completed to the reasonable satisfaction of Amica. Prior to installing the Equipment, Amica shall execute a letter agreement which shall be attached to each SLA confirming the calendar date which the parties understand to be the Commencement Date for each SLA.

      3.4 RENEWAL TERMS. Each SLA shall be renewed, without the requirement of notice, for four (4) additional five (5) year terms (each a "Renewal Term") unless Amica shall serve written notice of non-renewal to SpectraSite which notice shall be tendered by Amica not less than six (6) months prior to the end of the then existing term of the SLA. Each Renewal Term shall be on the same terms and conditions as set forth in this Master Lease except that consideration for shall increase as provided in paragraph 3.5(b).

      3.5 CONSIDERATION.

          (a) Initial Term. During the Initial Term, Amica shall pay monthly to SpectraSite as consideration for each SLA the sum of Five Hundred Fifty and No/100 Dollars ($550.00) plus a share of SpectraSite's monthly rental cost with respect to the Site, pursuant to the terms of respective Prime Leases ("Rent"). In addition, Rent shall include One Hundred Twenty-Five and No/100 Dollars ($125.00) per microwave dish installed and owned by Amica at a center line height greater than 150 feet and One Hundred and No/100 Dollars ($100.00) per microwave dish installed and owned by Amica at a center line height at or below 150 feet. For the purpose of this Agreement, Amica's share of SpectraSite's monthly rental cost for each SLA shall equal SpectraSite's monthly rental cost divided by the total number of carriers at each site (including Amica). In the event that the Commencement Date is other than the first day of the calendar month, Rent shall be prorated for that month for the number of days remaining in that month. The Rent shall be paid in advance. The first monthly payment shall be due on the Commencement Date. In the event that the Rent paid by Amica to SpectraSite shall be due without set-off notice or demand from SpectraSite to Amica. Any Rent or other sum not received by SpectraSite within ten (10) days of the date when due shall be subject to a late penalty of five percent (5%) of the amount which is overdue.

          (b) Renewal Term. In the event Amica exercises the option(s) to renew this Master Lease as provided for in paragraph 3.4, the Rent applicable to such Renewal Term shall be



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paid monthly in advance beginning on the first day of the respective Renewal
Term in accordance with the following schedule:

          First Renewal Term                  Rent, plus 15%
          Second Renewal Term                 First Renewal Term Rent, Plus 15%
          Third Renewal Term                  Second Renewal Term Rent, Plus 15%
          Fourth Renewal Term                 Third Renewal Term Rent, Plus 15%

      3.6 WARRANTY OF TITLE AND QUIET ENJOYMENT. SpectraSite warrants that (i) SpectraSite leases the Property and operates the Tower; and (ii) SpectraSite has full right to make and perform this Master Lease subject to the terms, covenants and conditions of the Master Lease. This Master Lease shall be subordinate and inferior to the Prime Lease and any mortgage or lien which currently or hereafter encumbers the Property or the Tower.

      3.7 IMPROVEMENTS BY AMICA.

          (a) Plans, Structural Analysis and RF Analysis. Prior to the commencement of any construction or installation on the Premises by Amica, Amica shall furnish, for review and approval by SpectraSite, which approval shall not be unreasonably withheld, plans and specifications which may be required by SpectraSite for such construction or installation of the improvements and the Amica shall not commence the construction or installation on the Premises until such time as Amica has received written approval of the plans and specifications from SpectraSite; provided, however, that such approval shall be deemed given unless denied, in writing, within thirty (30) days of the submission of Amica's plans and specifications to SpectraSite. Amica shall use a construction firm approved by SpectraSite, which approval shall not be unreasonably withheld, for any construction activities to be conducted by Amica on the Property and the Easement and the installation of Amica's equipment on the Tower. Amica shall upon the written request of SpectraSite conduct at Amica's sole cost and expense a structural analysis and wind load analysis of the Tower which includes any existing loads and the load of Amica's antennas, cabling and appurtenances. Upon the written request of SpectraSite, Amica shall conduct at Amica's sole cost and expense a radio frequency interference analysis ("RF Analysis") of the Equipment with all other equipment which is on the Tower as of the Commencement Date. Amica shall use the company of SpectraSite's choice for structural analysis, RF Analysis and the design and construction of platforms, antenna systems, cable runs and any other modification of any type to the Premises and Amica shall be solely responsible for and shall indemnify SpectraSite from all costs and expenses associated with these materials and services. Amica shall be responsible for securing all building permits from any and all applicable governmental authorities prior to the commencement of any construction or installation on the Premises. Copies of the construction permit issued to Amica shall be provided to SpectraSite.

          (b) Equipment. A description of the Equipment owned or operated by Amica which Amica may locate on the Premises are attached to the SLA as Exhibit "C". SpectraSite hereby grants Amica reasonable access to the Tower and the Premises for the purpose of installing, upgrading, and maintaining the Equipment and appurtenances. Amica shall be responsible for all site work to be done on the Premises pursuant to this Master Lease. Amica shall provide all materials and shall pay for all labor for the construction, installation, operation, maintenance and repair of the Equipment. Amica shall not construct or install any equipment or improvements on the Premises other than which are described in Exhibit "C" or alter the radio frequency of operation of the Equipment without first obtaining the prior consent of SpectraSite which consent shall not be unreasonably withheld. In the event that the proposed installation does not increase the area occupied on or in the Tower by the Equipment or increase the



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structural load or wind load of the Equipment on the Tower or cause Amica to occupy any ground space outside its 700 square foot area, SpectraSite may not condition such consent upon an increase in Rent. Otherwise, SpectraSite may condition such consent upon an increase the Rent payable hereunder. The Equipment shall remain Amica's exclusive personal property throughout the term and upon termination of the the SLA for a particular Site. Amica shall have the right to remove all Equipment at Amica's sole expense on or before the expiration or earlier termination of the applicable SLA; provided, Amica repairs any damage to the Property or the Tower caused by such removal. If Amica does not remove the Equipment on or prior to the expiration or termination of the applicable SLA, Amica shall remove such Equipment within a reasonable period thereafter provided Amica pays to SpectraSite 150% of the Rent in effect during such holdover period. In the event that Amica fails to remove the Equipment within sixty (60) days following termination of the SLA attributable to the particular Site, SpectraSite may remove such equipment at Amica's expense without liability to Amica for any damage occasioned by such removal.

          (c) Compliance with Governmental Rules. All work shall be performed by Amica or Amica's employees, contractors or agents in a good and workmanlike manner. SpectraSite shall be entitled to require strict compliance with the plans and specifications approved by SpectraSite pursuant to paragraph 8(a), including specifications for the grounding of Amica's equipment and antennas. All construction, installations and operations in connection with this Master Lease by Amica shall meet with all applicable Rules and Regulations of the FCC, FAA and all applicable codes and regulations of the city, county, and state concerned. SpectraSite assumes no responsibility for the licensing, operation and maintenance of the Equipment. Amica has the responsibility of carrying out the terms of Amica's FCC license with respect to tower light observation and notification to the FAA if those requirements as imposed on Amica are in excess of those required of SpectraSite. Amica covenants that the Equipment and the construction, installation, maintenance and operation thereof shall not damage the Tower or improvements or interfere with the use of the Tower by SpectraSite.

      3.8 UTILITIES. All utility services installed on the Premises for the use or benefit of Amica shall be made at the sole cost and expense of Amica and shall be separately metered from SpectraSite's utilities. Amica shall be solely responsible for the payment of utility charges including connection charges and security deposits incurred by Amica.

      3.9 TAXES. Except as provided immediately below, SpectraSite shall pay all real property taxes SpectraSite is obligated to pay under the Master Lease. Amica shall reimburse SpectraSite for any increases in real property taxes which are paid by SpectraSite as a direct result of Amica's improvements to the Premises within twenty (20) days after the receipt by Amica of a bill for such taxes from SpectraSite. As a condition of Amica's obligation to pay such tax increases, SpectraSite shall provide to Amica the documentation from the taxing authority, reasonably acceptable to Amica, indicating the increase is due to Amica's improvements.

      3.10 INTERFERENCE.

      (a) BY AMICA. Amica agrees to install equipment of types and radio frequencies which will not cause interference which materially and adversely affects communications operations being conducted from the Property or the Tower or other occupants of the Property or the Tower which are in place as of the Commencement Date. Amica further agrees to abide by any covenant regarding interference which is contained in the Prime Lease. Amica also covenants that the equipment installed by Amica shall comply with all applicable laws, ordinances and regulations including but not limited to those regulations promulgated by the



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FCC. In the event the Equipment causes such interference, Amica will take all steps necessary to correct and eliminate such interference. If such interference cannot be eliminated within forty-eight (48) hours after receipt by Amica of notice from SpectraSite describing the existence of such interference, Amica shall temporarily disconnect the electric power and shut down the Equipment (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement, or other action taken for the purpose of correcting such interference) until such interference is corrected. If such interference is not corrected to the satisfaction of SpectraSite and the other occupant which has experienced such interference within fifteen (15) days after receipt by Amica of such prior written notice from SpectraSite of the existence of interference, that SLA shall at the option of SpectraSite then terminate without further obligation on either part except as may be specifically enumerated herein and Amica agrees to then remove the Equipment from the Premises.

      (b) BY OTHER CARRIERS. SpectraSite agrees that it will obtain a non-interference covenant from any other carriers or tenants substantially similar to the covenant set forth in Paragraph 3.10(a) above and will take all steps reasonably necessary to enforce said covenant.

      (c) SpectraSite warrants to Amica the use and quiet enjoyment of each Site subject to the terms, covenants and conditions of this Agreement, the Prime Lease and any matters which are filed of public record affecting the Property.

      3.11  MAINTENANCE AND REPAIRS.

            (a) Amica shall perform all repairs necessary or appropriate to maintain the Equipment on or about the Premises or located on any appurtenant rights-of-way or access to the Premises in good and tenantable condition, reasonable wear and tear, damage by fire, the elements or other casualty excepted. In the event that Amica fails to do so, upon reasonable advance notice to Amica, SpectraSite may take whatever action it deems reasonable and necessary to prevent damage to property or person including, but not limited to, disconnecting electrical service to the Equipment and removing the Equipment from the Premises at Amica's expense. Damage to the Equipment resulting from the acts or omissions of SpectraSite shall be repaired by SpectraSite at SpectraSite's cost and expense, or at the option of Amica, SpectraSite shall reimburse Amica for the actual costs incurred as evidenced by adequate documentation by Amica in repairing such damage or replacing such Equipment.

            (b) SpectraSite, at SpectraSite's sole cost and expense, shall maintain the Tower, and any other portions of the Property and improvements thereto to the extent required to be maintained by SpectraSite pursuant to the Master Lease, in good order and repair, wear and tear, damage by fire, the elements or other casualty excepted. Damage to the Tower or the equipment or improvements of SpectraSite or others located on the Property or the Tower, which results from the acts or omissions of Amica shall be repaired by Amica at Amica's cost and expense, or at the option of SpectraSite, Amica shall reimburse SpectraSite for the actual costs incurred as evidenced by adequate documentation by SpectraSite in repairing such damage or replacing such equipment or improvements.

      3.12 TOWER MARKING AND LIGHTING REQUIREMENTS. SpectraSite shall be responsible for compliance with any applicable marking and lighting requirements of the FAA and the FCC provided that if the requirement for compliance results from the presence of the Equipment on the Tower, Amica shall pay the costs and expenses therefor (including any lighting automated alarm system so required). SpectraSite does hereby agree to indemnify and hold Amica harmless from any and all losses, damages, fines, penalties or costs of any kind which may arise from the improper design, maintenance or operation of the Tower or tower lighting systems, or which may be imposed by the FAA, FCC or any other federal, state or local agency arising from the improper design, maintenance or operation of the Tower or tower lighting systems unless such obligations arise as a result of the installation of the Equipment on the Tower. Should Amica be cited because the Premises are not in compliance and, should Amica fail to cure the conditions of noncompliance, SpectraSite may either terminate the applicable SLA or, with prior notice from SpectraSite to Amica and allowing Amica a reasonable opportunity to cure, proceed to cure the conditions of noncompliance at Amica's expense. Amounts of all expenses to cure such conditions of non-compliance, together with any such fine or citation paid by Amica, may be deducted by Amica from the Rent.

      3.13 MECHANICS' LIENS. Amica shall not permit any mechanics', materialmen's, contractors' or subcontractors' liens arising from any construction work, repair, restoration or removal or any other claims or demands to be enforced against the Premises or any part thereof. SpectraSite shall have the right at any time to post and maintain upon the Premises such notices as may be necessary to protect SpectraSite against liability for all such liens and encumbrances. Amica shall give SpectraSite written notice prior to the commencement of any work or the delivery of any materials connected with such work or construction, repair, restoration, or removal of materials on the Premises. SpectraSite shall assume no liability for the payment of materials or labor which accrue in the installation of Amica's improvements upon the Premises and no mechanics' or materialmen's liens for Amica's improvements shall attach to the interest of SpectraSite in the Premises.

      3.14 INDEMNIFICATION. Amica shall exonerate, hold harmless, indemnify, and defend SpectraSite from any and all claims, obligations, liabilities, costs, demands, damages, expenses, suits or causes of action, including costs and reasonable attorneys' fees, which may arise out of (i) any injury to or the death of any person; or (ii) any damage to property, if such injury, death or damage arises out of or is attributable to or results from the negligent or intentional acts or omissions of Amica or Amica's principals, employees, agents or independent contractors relating to or arising from our out of Amica's use and operation of the Premises.

      3.15 FINANCING AGREEMENTS. Amica may, upon written notice to SpectraSite, mortgage or grant a security interest in and to the Equipment to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties").


      3.16  ENVIRONMENTAL INDEMNIFICATION.

            (a) Amica, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless SpectraSite from and against any and all environmental damages, caused by activities conducted on the Premises by Amica, and (i) arising from the presence of any substance, chemical or waste identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation including petroleum or hydrocarbon based fuels such as diesel, propane or natural gas (collectively, "Hazardous Materials") upon, about or beneath the Premises or migrating to or from the Premises, or (ii) arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Premises and any activities thereon. Amica covenants that it shall not nor shall Amica allow its employees, agents or independent contractors to treat, store or dispose of any Hazardous Materials on the Premises or the Property.

            (b) SpectraSite, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Amica from and against any and all environmental damages arising from (i) the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises, or
(ii) arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Premises and any activities thereon, either of which conditions are solely attributable to activities conducted on the Property by SpectraSite.

      3.17  LIABILITY INSURANCE.

            (a) Amica and SpectraSite shall each carry during the term of this Master Lease, at their own cost and expense, respectively, the following insurance: (i) "All Risk" property insurance which insures their respective property for such property's full replacement cost; and (ii) Comprehensive general liability insurance with a commercial general liability endorsement having a minimum limit of liability of $2,000,000, with a combined limit for bodily injury and/or property damage for any one occurrence which contains an endorsement providing for contractual liabilities coverage, and (iii) excess/umbrella coverage of $2,000,000.

            (b) SpectraSite and Amica shall each name the other as an additional insured under each party's own liability policy, respectively, and require each party's own insurance company, respectively, to endeavor to give at least thirty
(30) days' written notice of any reduction in coverage or termination or cancellation of the policy to the additional insured. A certificate of such insurance, together with such endorsement as to prior written notice of termination or cancellation, shall be delivered to the additional insured within thirty (30) days from the execution of this Master Lease and before the expiration of any term of such insurance from an insurance company authorized to do business in the state in which the Property is located.

      3.18  SUBROGATION.

            (a) In General. All insurance policies required under this Master Lease shall contain a waiver of subrogation provision.

            (b) Mutual Release. SpectraSite and Amica each release the other and their respective representatives from any claims by them or any one claiming through or under them by way of subrogation or otherwise for damage to any person or to the Premises and to the fixtures, personal property, improvements and alterations in or on the Premises that are caused by or result from risks insured against under any insurance policy carried by them and required by this Master Lease; provided that such releases shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies. SpectraSite shall be named as an additional insured on any insurance policy procured by Amica pursuant to this Master Lease and Amica shall be named as an additional insured on any insurance policy procured by SpectraSite pursuant to this Master Lease.

      3.19 DESTRUCTION OR CONDEMNATION. If the whole or any substantial part of the Premises shall be taken by any public authority under the power of eminent domain so as to interfere with Amica's use and occupancy thereof, then the applicable SLA shall cease on the part so taken on the date of possession by such authority of that part, and any unearned Rent paid in advance of such date shall be refunded by SpectraSite to Amica within thirty (30) days of such possession, and Amica shall have the right to terminate the applicable SLA upon written notice to SpectraSite, which notice shall be delivered by Amica within thirty (30) days following the date notice is received by Amica of such taking or possession. If Amica chooses not to terminate the applicable SLA, the Rent shall be reduced or abated in proportion to the actual reduction or abatement of Amica's use of the Premises.

      3.20 DEFAULT BY AMICA. The occurrence of any of the following instances shall be considered to be a default or a breach of this Master Lease by Amica:

                  (i) any failure of Amica to pay the Rent or any other charge for which Amica has the responsibility of payment under this Master Lease, which failure is not cured within fifteen (15) days of receipt by Amica of written notice from SpectraSite of the existence of such default;

                  (ii) any failure of Amica to perform or observe any term, covenant, provision or conditions of this Master Lease which failure is not corrected or cured by Amica within thirty (30) days of receipt by Amica of written notice from SpectraSite of the existence of such a default; except such thirty (30) day cure period shall be extended as reasonably necessary to permit Amica to complete a cure so long as Amica commences the cure within such thirty
(30) day cure period and thereafter continuously and diligently pursues and completes such cure;

                  (iii) Amica shall become bankrupt, insolvent or file a voluntary petition in bankruptcy, have an involuntary petition in bankruptcy filed against Amica which cannot be dismissed by Amica within sixty (60) days of the date of the filing of the involuntary petition, file for reorganization or arrange for the appointment of a receiver or trustee in bankruptcy or reorganization of all or a substantial portion of Amica's assets, or Amica makes an assignment for such purposes for the benefit of creditors;

                  (iv) this Master Lease or Amica's interest herein or Amica's interest in the Premises are executed upon or attached; or

                  (v) an attempt by Amica or anyone claiming through Amica to encumber SpectraSite's interest in the Tower or the Property.

      3.21 REMEDIES. In the event of a default by Amica under the terms of paragraph 3.20 of this Master Lease and after Amica's failure to cure such default within the time allowed Amica to cure such default, then SpectraSite may, in addition to all other rights or remedies SpectraSite may have hereunder at law or in equity, terminate this Master Lease by giving written notice to Amica stating the date upon which such termination shall be effective, accelerating and declaring to be immediately due and payable all Rents which would have otherwise been due SpectraSite absent a breach of the Master Lease by Amica, terminate electrical power to the Equipment, and remove the Equipment without being deemed liable for trespass or conversion or damage to the Equipment occasioned by such removal and store the same at Amica's sole cost and expense.

      3.22 ENTIRE AGREEMENT. This Master Lease contains the entire agreement between the parties hereto and supersedes all previous negotiations leading thereto. This Master Lease may be modified only by an agreement in writing executed by SpectraSite and Amica.

      3.23 SUCCESSORS AND ASSIGNS. This Master Lease shall be binding upon and inure to the benefit of the legal representatives, heirs, successors, and assigns of SpectraSite and Amica.


      3.24 SUBORDINATION. This Agreement and any option or right of first refusal granted hereunder, at SpectraSite's option, shall be subordinate to any ground lease, mortgage, deed of trust or other encumbrance now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any ground lessor, mortgagee, beneficiary or other lienholder shall elect to have this Agreement and any such option or right of first refusal prior to the lien of the ground lease, mortgage, deed of trust or other encumbrance, and shall give written notice thereof to Amica, this lease and such option or right of first refusal shall be deemed to be prior to such ground lease, mortgage, deed of trust or other encumbrance, whether this Agreement or such option or right of first refusal is dated prior or subsequent to the date of such ground Agreement, mortgage, deed of trust or other encumbrance or the date of the recording thereof. Amica agrees to execute any documents reasonably requested and required to effect an attornment or subordination or to make this Agreement and such option or right of first refusal prior to the lien of any ground Agreement, mortgage, deed of trust or other encumbrance.

      3.25 NOTICES. All notices or demands by or from SpectraSite to Amica, or Amica to SpectraSite, shall be in writing. Such notices or demands shall be mailed to the other party at the following address:


      SpectraSite:       SpectraSite Construction
                         8000 Regency Park, Suite 570
                         Cary, NC 27511
                         Attention:  Steve Clark

      with a copy to:    Lewellen & Frazier, PLC
                         Plaza West Building
                         415 North McKinley, Suite 1240
                         Little Rock, Arkansas  72205
                         Attn:  Todd A. Lewellen

      Amica:             Amica Wireless Phone Service, Inc.
                         Attn:  Bob George
                         327 E. College Street, Suite 381
                         Iowa  City, IA 52240

      with a copy to:    Timothy J. Krumm
                         Meardon, Sueppel, Downer & Hayes P.L.C.
                         122 South Linn Street
                         Iowa City, IA 52240

      3.26 ASSIGNMENTS AND SLAS. Amica shall not voluntarily, involuntarily or by operation of law assign, mortgage, sublet or otherwise transfer or encumber all or any part of Amica's interest in this Agreement, any SLA, or in the Premises without SpectraSite's prior written consent, which consent shall not be unreasonably withheld. If Amica desires at any time to assign or otherwise transfer this Agreement or to sublet the Premises or any portion thereof, it shall first notify SpectraSite of its desire to do so and shall submit in writing to SpectraSite (i) the name of the proposed sublessees or assignee; (ii) the, terms and provisions of the proposed sublease or assignment; and (iii) such financial and other information as SpectraSite may reasonably request concerning the proposed sublessees or assignee. At any time within fifteen (15) days after SpectraSite's receipt of the information specified, SpectraSite shall by written notice to Amica consent or refuse to consent to the subletting or assignment upon the terms and to the sublessees or assignee proposed by Amica: Amica may, within ninety (90) days after the date of SpectraSite's consent, enter into a valid assignment or sublease of the Premises or portion thereof upon the terms and conditions described in the information required above to be furnished by Amica to SpectraSite, or upon other terms not more favorable to Amica; provided, however, that any material change in such terms shall be subject to SpectraSite's consent.

      3.27 SALE OF TOWER FACILITIES BY SPECTRASITE. SpectraSite may sell, transfer or assign its interest in this Agreement or all or part of the Tower Facilities governed by this Agreement upon notice to Amica provided that such sale, transfer or assignment shall be subject to the terms, covenants and conditions of this Agreement.

                             IV. GENERAL PROVISIONS

      4.1 REPRESENTATIONS AND WARRANTIES OF AMICA. Amica represents and warrants to SpectraSite that:

          (a) Organization, Good Standing and Authority. It is a corporation, duly organized, validly existing and in good standing under the laws of and has the requisite corporate power and authority to enter into and perform this Agreement and Amica is duly qualified to do business in the state of Illinois.

          (b) Authorization and Validity of Agreement. That Amica's execution and delivery of this Agreement have been authorized by the Board of Directors of Amica, and no further action on the part of Amica is necessary to authorize this Agreement or the consummation of the transactions contemplated herein. This Agreement constitutes the valid and binding obligation of Amica duly enforceable in accordance with its terms.

          (c) No Breach of Other Instruments. That there is no contract or agreement or other instrument to which Amica is a party or by which Amica or its assets are bound which prohibits the execution or delivery by Amica of this Agreement or the performance or observance by Amica of any term or condition of this Agreement and, subject to the fulfillment of all conditions set forth therein, neither execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any term or provision of any such contract, agreement, or instrument.

          (d) No Violation of Law or Order. That subject to the fulfillment of all conditions set forth herein, neither the execution and delivery of this Agreement nor transactions contemplated hereby, shall result in the violation by Amica of any, law, regulation, judgment or order of any court or governmental authority applicable to Amica or result in a breach of the terms of this or any other agreement to which Amica is a party.

      4.2 DELEGATION OF DUTIES BY SPECTRASITE. Amica agrees that any obligation or duty required to be performed by SpectraSite by this Agreement may be delegated by SpectraSite to independent contractors ("Subcontractor") and a description of the services to be performed by the Subcontractor. SpectraSite shall be responsible for the management of the various independent contractors engaged by SpectraSite. Amica acknowledges that it has pre-approved certain independent contractors to perform services under this Agreement including P & D Antenna for the preparation of the Plans and Specifications, the management of construction of the Tower Facilities, surveys, environmental assessment, and geotechnical investigations and analyses.

      4.3 MISCELLANEOUS.

            (a) Successors and Assigns. The terms, covenants and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto, and also their respective heirs, executors, administrators, personal representatives, successors and assigns subject to the provisions of paragraph 3.26 of this Agreement relating to restrictions upon sale, assignment or subletting of this Agreement.

            (b) Integration. It is understood that there are no oral agreements or representations between the parties hereto affecting this Agreement, and this Agreement supersedes and cancels any and all previous negotiations, arrangements, agreements or representations and understandings, if any, between the parties hereto with respect to the subject matter thereof. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

            (c) Headings. The Headings and paragraph titles herein are for convenience only and do not in any way define, limit or construe the contents of such Paragraphs.

            (d) Severability. It is agreed that if any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this Agreement and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Agreement is capable of two interpretations, one of which would render the provision void and the other of which would render the provision valid then the provision shall have the meaning which renders it valid.

            (e) Force Majeure. Except as otherwise provided in this Agreement, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor governmental restrictions, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such or a period equal to any such delay or stoppage.

            (f) Holding Over. If Amica remains in possession of the Premises after the termination of this Agreement without the execution of a new Agreement, Amica shall be deemed to be occupying the Premises as a tenant from month-to-month at the last applicable monthly rental provided for herein, subject to all the other conditions, provisions and obligations of this Agreement insofar as the same are applicable to a month-to-month tenancy.


            (g) Cessation of SpectraSite's Liability Upon Transfer. In the event of any transfer of the Premises by SpectraSite, SpectraSite shall be relieved from and after the date of such transfer of all liability with respect to SpectraSite's obligations thereafter to be performed, provided that any funds in the hands of SpectraSite (or such grantor) at the time of such transfer in which Amica has an interest, shall be delivered to the grantee. Subject to the foregoing, the obligations contained in the Agreement to be performed by SpectraSite shall be binding upon SpectraSite's successor and assigns only during their respective periods of ownership.

            (h) Successor Liability. The liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as SpectraSite under this

Agreement shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Premises and such liability shall not continue or survive after further transfer of ownership.

            (i) Attornment. Upon reasonable request of the mortgagee, Amica will attorn, as lessee under this Agreement, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying Agreement be terminated for any reason, Amica will attorn, as Amica under this Agreement, to the ground lessor under the ground Agreement and will execute such instruments as may be necessary or appropriate to evidence such attornment.

            (j) Right of Approval by Secured Party. This Agreement may not be modified or amended so as to reduce the Base Rent, as adjusted, or shorten the Term or so as to adversely affect in any other respect to any material extent the rights or obligations of SpectraSite, nor shall this Agreement be canceled or surrendered, without the prior written consent, in each instance, of any mortgagee or secured party having an interest in the Tower Facilities.

            (k) Right to Modify. Should the ground lessor or the mortgagee require a modification or modifications of this Agreement which will not bring about any increase in the financial obligations of Amica under this Agreement or in any other way substantially change the rights and obligations of Amica hereunder, then and in such event, Amica shall execute such documents or agreements as may be necessary to so modify the Agreement.


            (l) Certain Rules of Construction. Notwithstanding the fact that certain references elsewhere in this Agreement to acts required to be performed by Amica hereunder, or to breaches or defaults of this Agreement by Amica, omit to state that such acts shall be performed at Amica's sole cost and expense, or omit to state that such breaches or defaults by Amica are material, unless the context implies to the contrary, each and every act to be performed or obligation to he fulfilled by Amica pursuant to this Agreement shall be performed or fulfilled at Amica's sole cost and expense, and all breaches or defaults by Amica hereunder shall be deemed material. Amica shall be fully responsible and liable for the observance and compliance by concessionaires of and with all the terms and conditions of this Agreement, which terms and conditions shall be applicable to concessionaires as if they were the Amica hereunder and failure by a concessionaire fully to observe and comply with the terms and conditions of this Agreement shall constitute a default hereunder by Amica.

            (m) Counterparts. This Agreement may be executed in counterparts with the same effect as if both parties hereto had signed the same document. Both counterparts shall be construed together and shall constitute one (1) Agreement.

            (n) Interpretation. The parties acknowledge that the draftsmanship of this Agreement was a collective effort by both parties who were each represented by counsel in the negotiation hereof. This Agreement shall not be construed either for or against SpectraSite or Amica, but this Agreement shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

            (o) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the state in which the property is situated. Any suit brought hereon shall be brought in the state or federal courts sitting in Illinois the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Illinois law.

            (p) JURY TRIAL. EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE RELATIONSHIP OF SPECTRASITE AND AMICA, AMICA'S USE OR OCCUPANCY OF THE PREMISES OR ANY EMERGENCY OR STATUTORY REMEDY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

            (q) No Partnership. Amica and SpectraSite agree that their relationship under this Agreement shall be that of Landlord and Tenant and that no other relationship including that of a partnership is intended or shall be created by this Agreement.

            (r) Consent. SpectraSite and Amica covenant that whenever their consent or approval is required under this Agreement said consent shall not be conditioned or unreasonably withheld or delayed.

            (s) Conflict with SLA. In the event of any conflict or inconsistency between the terms of this Master Agreement and any SLA governing a particular Site, the terms of the SLA shall govern the relationship of the parties for that particular Site.

            (t) Non-Waiver. Failure of either party to insist on strict performance of any of the conditions, covenants, terms or provisions of this Agreement, or to exercise any of its rights hereunder, shall not waive such rights, but both parties shall have the right to enforce such rights at any time and take such action as may be lawful or authorized hereunder, either in law or in equity. The receipt of any sum paid after a breach of this Agreement shall not be deemed a waiver of such breach unless expressly set forth in writing. Any waiver of any breach of this Agreement must be specifically set forth in writing.


      IN WITNESS WHEREOF, the SpectraSite and Amica have executed this Tower Attachment Agreement as of the date and year first above written.

                AMICA WIRELESS PHONE SERVICES, INC.:

                Amica Wireless Phone Services, Inc.,
                an Illinois corporation

                By:
                       ----------------------------------------------
                Title:
                       ----------------------------------------------
                Date:
                       ----------------------------------------------

                SPECTRASITE:

                SpectraSite Communications, Inc.,
                a Delaware corporation

                  By:
                         ----------------------------------------------
                  Title:
                         ----------------------------------------------
                  Date:
                         ----------------------------------------------

                                  SCHEDULE "I"

                            SITE ACQUISITION SERVICES

                                  SCOPE OF WORK

Following is the proposed Scope of Services for the build-out in the selected BTA's. These outlined procedures are designed to reflect site acquisition from delivery of search area by RF Engineering through delivery by SpectraSite of an approved site to the construction group.

I.    INITIAL SEARCH

Receive search area from Project Director or equivalent. Review with RF engineer if appropriate.

      - Review and identify zoning categories and boundaries within the search area. Identify critical dates for zoning application filings and hearing dates.
      - Drive search area. Look for existing towers or other structures of appropriate height in or around search area limits.
      - Identify appropriate property owners within the search area through research of tax maps.
      -     Contact any appropriate existing tower owners, or building top owners first.  Then contact remaining property owners.
      -     Investigate all appropriate lease or purchase option.  Provide copies of sample lease or purchase documents where appropriate.

II.   SITE OPTION REPORT

Provide a Site Option Report to ______________ director or equivalent. This Memo should include the following information on a minimum of two sites:
(See attached sample document)

      -     Regarding Zoning
            Identify potential opposition issues
            Identify required approvals and associated application and hearing dates, etc.
      -     Establish potential lease/purchase price and terms
      -     Contact name, phone number
      - Topographic map representing each potential site, preliminary GPS coordinates and approximate elevation
      -     proposed tower height and recommended type
      -     Site address and directions to site
      -     Site address and directions to site
      -     Property size
      -     Photographs of site and easements
      -     Utility location information
      - Signed Option if possible at this time (assuming ________ is using the Option/Lease or Purchase method of securing prospective properties)

Arrange visits as necessary for team decision making

III.  SITE SELECTION

      - Project Director will select a primary and an alternate site to be purchased (or leased).
      - Proceed with negotiations for first and second site choices. Consult with approved attorneys regarding nay legal changes to document. Consult Project Director regarding significant deviations from approved business terms.
      -     Request preliminary title review for primary site.
      - Coordinate with construction group to confirm necessary access easements for primary site.
      - Submit lease/purchase contract package to Project Director for review and signature. This package should include the following:
                    Lease/purchase contracts, and access.
      - Obtain final copy of title report and insurance for primary site. Coordinate any curative measures as needed.
      -     Environmental Phase I
      -     FAA consultant study and FAA application (if necessary)
      -     FCC tower regulations (if necessary)

      ZONING

      - Coordinate the completion and submission of appropriate applications for zoning, special use permits, etc. for primary site.
      - Coordinate the organization of neighborhood meetings for addressing public opposition as needed.
      -     Coordinate preparation of appropriate presentation materials.
      -     Coordinate other professional presentations as needed.
      - Coordinate attendance of necessary individuals at all zoning meetings.

      MONITORING TIMELINE

      - At least one weekly contact should be made with RF engineer to discuss the options until site is approved. SpectraSite designed timeline will be used to establish coordinated flow of project progress.
      -     Close purchase or lease as necessary.
      - Notify Project Director (in written and in verbal form) when project is complete and construction may begin.

      SITE INFORMATION PACKAGE

      Prior to construction, provide ___________ with one copy of a Project Completion File Including:
      -     Original lease/purchase agreement
      -     Original easement agreements
      -     All correspondence
      -     Site Option Report/photos, etc.
      -     Survey
      -     Geotechnical report
      -     Environmental report
      -     Title report and insurance policy
      -     FAA consultant study
      -     FAA approval

                                   SCHEDULE II


                        OPTION AND GROUND LEASE AGREEMENT



      THIS OPTION AND GROUND LEASE AGREEMENT ("Agreement") is made this ________ day of ____________, 199___, by and between _______________________ ("OPTIONOR")
and SPECTRASITE COMMUNICATIONS, INC. ("OPTIONEE").

                               I. OPTION TO LEASE

      1. GRANT OF OPTION. For good and valuable consideration and the mutual promises herein set forth Optionor hereby gives and grants unto Optionee and its assigns, an exclusive and irrevocable option to lease a certain parcel or parcels of real property more particularly described on Exhibit "A" attached hereto ("Property") together with an easement twenty-four (24) hours per day seven days per week for ingress, egress and utilities for the duration of the lease on the property which is more particularly described on Exhibit "B" attached hereto ("Easement"). Optionor agrees and acknowledges that Optionee may at Optionee's sole cost and expense have a metes and bounds survey prepared of the Property and the Easement and that the legal description of the Property and the Easement as shown on the survey shall thereafter become the legal description of the Property and the Easement.

      2. OPTION INITIAL TERM. The initial term of this Option shall be for six
(6) months from the date this Option is executed by Optionee ("Option Initial Term").

      3. CONSIDERATION FOR OPTION. Consideration for the Initial Term of the Option granted hereunder shall be _________ and ___/100 Dollars ($__________) ("Option Consideration"). This payment by Optionee to Optionor shall be credited in full to the first year's rental payment due Optionor if this Option is exercised by Optionee.

      4. EXTENSION OF OPTION. This Option can be extended at the discretion of Optionee for ________ (______) additional period(s) of six (6) months each ("Option Renewal Term(s)") by Optionee paying to Optionor the additional consideration of ________ and _____ /100 Dollars ($_________) prior to the expiration of the then existing term of this Option. Any consideration paid by Optionee to extend the term of this Option shall be credited in full to the first year's rental due Optionor if this Option is exercised by Optionee.

      5. OPTIONOR'S REPRESENTATIONS AND WARRANTIES. As an inducement for Optionee to enter into and be bound by the terms of this Option, Optionor represents and warrants to Optionee and Optionee's successors and assigns that:

         (a) Optionor has good and marketable title to the Property and the Easement free and clear of all liens and encumbrances other than those liens and encumbrances shown on Exhibit "C" attached hereto. Optionee may at Optionee's sole cost and expense procure an abstract of title or a commitment to issue a policy of title insurance on the Property. In the event that Optionee objects to any defect or cloud on title to the Property, Optionee may declare this Option and any obligation of Optionee to lease the Property or acquire the Easement to be void and of no further force or effect whereupon this Option shall become null and void and there shall be no further liability of Optionee to Optionor;

         (b) Optionor has the authority to enter into and be bound by the terms of this Option;

         (c) There are no pending or threatened administrative actions including bankruptcy or insolvency proceedings under state or federal law, suits, claims or causes of action against Optionor or which may otherwise affect the Property; and

         (d) The Property is not presently subject to an option, lease or other contract which may adversely affect Optionor's ability to fulfill its obligations under this Option and Optionor covenants that it shall not grant an option or enter into any contract which will affect the Property or the Easement until this Option expires or is terminated by Optionee.

         These representations and warranties of Optionor shall survive the exercise of the Option and the closing anticipated by the exercise of this Option.

      6. TAXES. Any ad valorem taxes or other special assessment taxes attributable to the Property and the Easement during the Initial Term and any Renewal Term of the Option shall be paid by Optionor.

      7. LIQUIDATED DAMAGES. In the event the closing does not occur due to a default or breach of this Option by Optionee, Optionor's damages shall be fixed and liquidated to the sums paid by Optionee to Optionor as consideration for this Option. Optionor hereby expressly waives any other remedies it may have for a breach of this Option by Optionee including specific performance and damages for breach of contract.

      8. INSPECTIONS AND INVESTIGATIONS. Optionor hereby grants to Optionee, its officers, agents, employees and independent contractors the right and privilege to enter upon the Property and the Easement at any time after the date of this Option, to perform or cause to be performed test borings of the soil, environmental audits, engineering studies and to conduct a survey of the Property and the Easement. Optionor shall provide Optionee with any necessary keys or access codes to the Property if needed for ingress and egress, Optionee shall not unreasonably interfere with Optionor's use of the Property or the Easement in conducting these activities.

      9. FURTHER ACTS. Optionor shall cooperate with Optionee in executing any documents necessary to protect Optionee's rights under this Option or Optionee's use of the Property and the Easements and to take such action as Optionee may reasonably require to effect the intent of this Option. Optionor hereby irrevocably appoints Optionee or Optionee's agent as Optionor's agent to file applications on behalf of Optionor with federal, state and local governmental authorities which applications relate to Optionee's intended use of the Property including but not limited to land use and zoning applications.


                               LEASE AGREEMENT

      10. EXERCISE OF OPTION. Upon the tender of written notice of Optionee's intent to exercise the Option, the terms of this Agreement applying to the lease of the Property and grant of the Easements shall govern the relationship of the parties and Optionor shall thereafter be referred to as Lessor and Optionee shall thereafter be referred to as Lessee. The date of the written notice to exercise the Option shall constitute the commencement date of the Lease ("Commencement

Date").

      11. USE. The Property may be used by Lessee for the transmission and receipt of wireless communication signals in any and all frequencies and the construction and maintenance of towers, antennas, or buildings, and related facilities and activities. Lessor agrees to cooperate with Lessee in obtaining, at Lessee's expense, all licenses and permits required for Lessee's use of the Property (the "Governmental Approvals"). Lessee may construct additional improvements, demolish and reconstruct improvements, or restore replace and reconfigure improvements at any time during the Initial Term or any Renewal Term of this Lease.

      12. INITIAL TERM. The term of this Lease shall be five (5) years commencing on the Commencement Date, as that term is defined in paragraph 10, and terminating on the fifth anniversary of the Commencement Date ("Initial Term").

      13. RENEWAL TERMS. Lessee shall have the right to extend this Lease for four (4) additional five (5) year terms ("Renewal Terms"). Each Renewal Term shall be on the same terms and conditions as set forth in this Lease except that Rent shall increase as provided in paragraph 14(c). This Lease shall automatically be renewed for each successive Renewal Term unless Lessee notifies Lessor of Lessee's intention not to renew the Lease at least 30 days prior to the expiration of the Initial Term or the Renewal Term which is then in effect.

      14.   CONSIDERATION.

            (a) During the Initial Term, Lessee shall pay Lessor the sum of ___________________________ and ___ /100 Dollars ($_______) per annum to be paid an equal monthly installments of _____________________ and ___/100 ($_______) as
rental ("Rent"). Rent shall be payable on the first day of each month in advance to Lessor at Lessor's address as specified in Paragraph 27 below;

            (b) If this Lease is terminated at a time other than on the anniversary of the Commencement Date, Rent shall be prorated as of the date of termination ("Termination Date"), and in the event of termination for any reason other than nonpayment of Rent, all Rents paid in advance of the Termination Date for that period after the Termination Date shall be refunded to Lessee; and

            (c) In the event that Lessee elects to renew this Lease as provided in paragraph 13, Rent shall accrue during the Renewal Terms in accordance with the following schedule:

                First Renewal Term            ______ per annum
                Second Renewal Term           ______ per annum
                Third Renewal Term            ______ per annum
                Fourth Renewal Term           ______ per annum

      15. LESSOR'S REPRESENTATIONS AND WARRANTIES. Lessor represents and warrants that Lessee's intended use of the Property as a site for the transmission and receipt of wireless communication signals; for the construction and maintenance of towers, antennas or buildings; and related facilities ("Intended Use") is not prohibited by any covenants, restrictions, reciprocal easements, servitudes, subdivision rules or regulations. Lessor further represents and warrants that there are no easements, licenses, rights of use or other encumbrances on the Property which will interfere with or constructively prohibit Lessee's Intended Use of the Property. Lessor further represents and warrants that the execution of this Lease by Lessor will not cause a breach or an event of default of any other agreement to which Lessor is a party.

      16. CONDITIONS SUBSEQUENT. In the event that Lessee's Intended Use of the Property is actually or constructively prohibited through no fault of Lessee or the Property is, in Lessee's opinion, unacceptable to Lessee then this Lease shall terminate and be of no further force or effect and Lessee shall be entitled to a refund from Lessor of any deposits or Rent paid in advance to Lessor which sums were paid prior to the date upon which Lessee gives Lessor notice of its intent to terminate this Lease pursuant to this paragraph.

      17. INTERFERENCE. Lessor shall not use, nor shall Lessor permit its lessees, licensees, invitees or agents to use any portion of adjacent real property owned by Lessor in any way which interferes with the wireless communications operations of Lessee. Such interference shall be deemed a material breach of this Lease by Lessor and Lessor shall have the responsibility to terminate said interference. In the event any such interference does not cease or is not promptly rectified, Lessor acknowledges that continuing interference will cause irreparable injury to Lessee, and Lessee shall have the right, in addition to any other rights that it may have at law or in equity, to bring action to enjoin such interference or to terminate this Lease immediately upon notice to Lessor.

      18. IMPROVEMENTS; UTILITIES; ACCESS.

          (a) Lessee shall have the right, at Lessee's sole cost and expense, to erect and maintain on the Property improvements, personal property and facilities, including without limitation, towers, a structural tower base, radio transmitting and receiving antennas, communications equipment, an equipment cabinet or shelter and related facilities (collectively the "Tower Facilities"). The Tower Facilities shall remain the exclusive property of the Lessee throughout the term and upon termination of this Lease. Lessee shall have the obligation to remove all of the above ground portions of the Tower Facilities following any termination of this Lease. Lessor grants Lessee the right to clear all trees, undergrowth, or other obstructions and to trim, cut, and keep trimmed and cut all tree limbs which may interfere with or fall upon Lessee's tower or Lessee's other improvements, communications equipment or Easement rights. Lessor grants Lessee a non-exclusive easement in, over, across and through other real property owned by Lessor as reasonably required for construction, installation, maintenance, and operation of the Tower Facilities. In the event that the tower to be constructed by Lessee on the Property is a guyed tower, Lessor also grants Lessee an easement over Lessor's real property during the Initial Term and any Renewal Term of this Lease for any guy wires and guy wire anchors.

          (b) Lessee shall have the right to install utilities, at Lessee's expense, and to improve present utilities on the Property (including but not limited to the installation of emergency power generators). Lessee shall have the right to permanently place utilities on (or to bring utilities across or under) the Easement to service the Property and the Tower Facilities. In the event that utilities necessary to serve the equipment of Lessee or the equipment of Lessee's licensee(s) or sublessee(s) cannot be located within the Easement for ingress and egress, Lessor agrees to cooperate with Lessee and to act reasonably in allowing the location of utilities on other real property owned by Lessor without requiring additional compensation from Lessee or Lessee's licensee(s) or sublessee(s). Lessor shall, upon Lessee's request, execute a separate written easement to the utility company providing the service or Lessee in a form which may be filed of record evidencing this right.

          (c) Lessor represents and warrants to Lessee that Lessee shall at all times during this Lease enjoy ingress, egress, and access from the Property to an open and improved public road which presently exists and which Easement shall be adequate to service the Property and the Tower Facilities. If no such public road exists or ceases to exist in the future, Lessor will grant an appropriate easement to Lessee, Lessee's sublessees and assigns so that Lessee may, at its own expense, construct a suitable private access drive to the Property and the Tower Facilities. To the degree such access is across other property owned by Lessor, Lessor shall execute an easement evidencing this right and Lessor shall maintain access to the Easement in a free and open condition so that no interference is caused to Lessee by other lessees, licensees, invitees or agents of the Lessor which may utilize the Easement.

      19. TERMINATION. Except as otherwise provided herein, this Lease may be terminated, without any penalty or further liability upon written notice as follows:

          (a) By either party upon a default of any covenant or term hereof by the other party which default is not cured within 60 days of receipt of written notice of default (without, however, limiting any other rights available to the parties pursuant to any other provisions hereof); provided, that if the defaulting party commences efforts to cure the default within such period the non-defaulting party shall no longer be entitled to declare a default;

          (b) Upon 30 days' written notice by Lessee to Lessor if Lessee is unable to obtain or maintain through no fault of Lessee any license, permit or other Governmental Approval necessary to the construction and operation of the Tower Facilities or Lessee's business; or

          (c) By Lessee for any reason or no reason at all upon six (6) months advance written notice from Lessee to Lessor.

      20. SUBLEASES. Lessee at its sole discretion shall have the right without any need to obtain the consent of Lessor to license or sublease all or a portion of the Property and the Tower Facilities to others whose business includes the provision of wireless communication services. Lessee's licensee(s) and sublessee(s) shall be entitled to modify the Tower and to erect additional improvements on the Property including but not limited to antennas, dishes, cabling, additional storage buildings or equipment shelters on the Property as are reasonably required for the operation and maintenance of the communications equipment to be installed on the Property by said licensee(s) and sublessee(s) together with rights of ingress and egress to the Property and the right to install utilities on the Property as if said licensee or sublessee were the Lessee under this Lease.

      21. TAXES. Lessee shall pay any personal property taxes assessed on, or any portion of such taxes attributable to, the Tower Facilities. Lessor shall pay when due all real property taxes and all other fees and assessments attributable to the Property. Lessee shall pay as additional Rent any increase in real property taxes levied against Property which are directly attributable to Lessee's use of the Property and Lessor agrees to furnish proof of such increase to Lessee. In the event that Lessor fails to pay when due any taxes affecting the Property or the Easement, Lessee shall have the right but not the obligation to pay such taxes and deduct the full amount of the taxes paid by Lessee on Lessor's behalf from future installments of Rent.

      22. DESTRUCTION OF PREMISES. If the Property or the Tower Facilities are destroyed or damaged so as to hinder the effective use of the Tower Facilities in Lessee's judgment, Lessee may elect to terminate this Lease as of the date of the damage or destruction by so notifying the Lessor. In such event, all rights and obligations of Lessee to Lessor shall cease as of the date of the damage or destruction and Lessee shall be entitled to the reimbursement of any Rent prepaid by Lessee.

      23. CONDEMNATION. If a condemning authority takes all of the Property, or a portion sufficient in Lessee's determination, to render the Property in the opinion of Lessee unsuitable for the use which Lessee was then making of the Property, this Lease shall terminate as of the date the title vests in the condemning authority. Lessor and Lessee shall share in the condemnation proceeds in proportion to the values of their respective interests in the Property (which for Lessee shall include, where applicable, the value of its Tower Facilities, moving expenses, prepaid rent and business dislocation expenses). A sale of all or part of the Property to a purchaser with the power of eminent domain in the face of the exercise of eminent domain power shall be treated as a taking by condemnation for the purposes of this paragraph.

      24. INSURANCE. Lessee shall purchase and maintain in full force and effect throughout the Initial Term and any Renewal Term such public liability and property damage policies as Lessee may deem necessary. Said policy of general liability insurance shall provide a combined single limit of $1,000,000.

      25. ENVIRONMENTAL COMPLIANCE. Lessor warrants and represents that the Property, the Easement and the improvements thereon are free of contaminants, oils, asbestos, PCB's, hazardous substances or wastes as defined by federal, state or local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local government authority ("Hazardous Materials"). This Lease shall at the option of Lessee terminate be void and of no further force or effect if Hazardous Materials are discovered to exist on the Property through no fault of Lessee after Lessee takes possession of the Property and Lessee shall be entitled to a refund of all the consideration given Lessor under this Lease.

      26. ENVIRONMENTAL INDEMNITIES.

          (a) Lessor, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Lessee from and against any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Property and any activities thereon, which conditions exist or existed prior to or at the time of the execution of this Lease or which may occur at any time in the future through no fault of Lessee.

          (b) Notwithstanding the obligation of Lessor to indemnify Lessee pursuant to this agreement, Lessor shall, upon demand of Lessee, and at Lessor's sole cost and expense, promptly take all actions to remediate the Property which are required by any federal, state or local governmental agency or political subdivision or which are reasonably necessary to mitigate environmental damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property of a Hazardous Material. Such actions shall include but not be limited to the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

      27. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if personally delivered or mailed, certified mail, return receipt requested, to the following addresses or to such other addresses as may be specified in writing at any time during the term of this Agreement:


          If to Lessor, to:

          Name:       ___________________
          Address:    ___________________
          Attention:  ___________________
          Phone:      (____) _____-_______
          Federal I.D. or Social Security No.: ________________________

          If to Lessee, to:

          SpectraSite Communications, Inc.
          8000 Regency Parkway, Suite 570
          Cary, NC 27511
          Attention:  Contracts Manager
          (919) 468-0112

          With a copy to:
          Lewellen & Frazier, PLC
          415 North McKinley, Suite 1240
          Little Rock, AR 72205
          Attention:  Todd A. Lewellen, Esq.

      28. TITLE AND QUIET ENJOYMENT. Lessor warrants and represents that (i) it has the full right, power, and authority to execute this Lease; (ii) it has good and marketable fee simple title to the Property and the Easement free and clear of any liens, encumbrances or mortgages except those liens and encumbrances disclosed in Exhibit "C" attached hereto; and (iii) the Property constitutes a legal lot that may be leased without the need for any subdivision or platting approval. Lessor covenants that Lessee shall have the quiet enjoyment of the Property during the term of this Lease. Lessor shall indemnify Lessee from and against any loss, cost, expense or damage including attorneys fees associated with a breach of the foregoing covenant of quiet enjoyment.

      29. ASSIGNMENT. Lessee may assign this Lease without the consent of Lessor. Any sublease, license or assignment of this Lease that is entered into by Lessor or Lessee shall be subject to the provisions of this Lease. Additionally, Lessee may, upon notice to Lessor, mortgage or grant a security interest in this Lease and the Tower Facilities, and may assign this Lease and the Tower Facilities to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). In such event, Lessor shall execute such consent to leasehold financing as may reasonably be required by Secured Parties. Lessor agrees to notify Lessee and Lessee's Secured Parties simultaneously of any default by Lessee and to give Secured Parties the same right to cure any default as Lessee except that the cure period for any Secured Party shall not be less than 10 days after the receipt of the default notice. If a termination, disaffirmance or rejection of the Lease pursuant to any laws

(including any bankruptcy or insolvency laws) by Lessee shall occur, or if Lessor shall terminate this Lease for any reason, Lessor will give to the Secured Parties prompt notice thereof and Lessor will give the Secured Parties the right to enter upon the Property during a 30-day period commencing upon the Secured Party's receipt of such notice for the purpose of removing any Tower Facilities. Lessor acknowledges that the Secured Parties shall be third-party beneficiaries of this Lease.

      30. SUCCESSORS AND ASSIGNS. This Lease shall run with the Property described on Exhibit "A" and shall be binding upon and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

      31. WAIVER OF LESSOR'S LIEN. Lessor hereby waives any and all lien rights it may have, statutory or otherwise, in and to the Tower Facilities or any portion thereof, regardless of whether or not same is deemed real or personal property under applicable laws.

      32. WAIVER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. Lessor will not assert any claim whatsoever against Lessee for loss of anticipatory profits or any other indirect, special, incidental or consequential damages incurred by Lessor as a result of the construction, maintenance, operation or use of the Property or the Easement by Lessee.

      33. MISCELLANEOUS.

          (a) The substantially prevailing party in any litigation arising hereunder shall be entitled to its reasonable attorney's fees and court costs, including appeals, if any.

          (b) Each party agrees to furnish to the other, within 10 days after request, such truthful estoppel information as the other may reasonably request.

          (c) This Lease constitutes the entire agreement and understanding of Lessor and Lessee with respect to the subject matter of this Lease, and supersedes all offers, negotiations and other agreements. There are no representations or understandings of any kind not set forth herein. Any amendments to said Lease must be in writing and executed by Lessor and Lessee.

          (d) If either Lessor or Lessee is represented by a real estate broker in this transaction, that party shall be fully responsible for any fees due such broker and shall hold the other party harmless from any claims for commission by such broker.

          (e) Lessor agrees to cooperate with Lessee in executing any documents necessary to protect Lessee's rights under this Lease or Lessee's use of the Property and to take any further action which Lessee may reasonably require as to effect the intent of this Lease.

          (f) This Lease shall be construed in accordance with the laws of the state in which the Property is situated.

          (g) If any term of this Lease is found to be void or invalid, such invalidity shall not affect the remaining terms of this Lease, which shall continue in full force and effect.

          (h) Lessee may file of record in the property records in the county in which the Property and Easement(s) are located a Memorandum of Lease which sets forth the names and addresses of Lessor and Lessee, the legal description of the Property and the Easement(s), the duration of the Initial Term and the quantity and duration of the Renewal Terms.

            (i) Lessor shall cooperate with Lessee in executing any documents necessary to protect Lessee's rights under this Lease or Lessee's use of the Property and the Easements and to take such action as Lessee may reasonably require to effect the intent of this Lease. Lessor hereby irrevocably appoints Lessee or Lessee's agent as Lessor's agent to file applications on behalf of Lessor with federal, state and local governmental authorities which applications relate to Lessee's intended use of the Property including but not limited to land use and zoning applications.

            (j) This Lease may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by the each of the parties, it being understood that all parties need not sign the same counterpart.

      IN WITNESS WHEREOF, Optionor and Optionee have executed this Option and Lease as of the date first written above.

                                    OPTIONOR/LESSOR:


                                    [CORPORATION, PARTNERSHIP, LLC OR LLP]

                                    ------------------------------,
                                    A
                                      -----------------------------
                                    BY:
                                          ------------------------
                                    TITLE:
                                          ------------------------



                                    ------------------------------
                                    [INDIVIDUAL]

                                    ------------------------------
                                    [INDIVIDUAL]




                                    OPTIONEE/LESSEE:

                                    SPECTRASITE COMMUNICATIONS, INC.,
                                    A DELAWARE CORPORATION

                                    BY:
                                          ------------------------
                                    TITLE:
                                          ------------------------

                                 ACKNOWLEDGMENTS

                                   EXHIBIT "A"

                              LEGAL DESCRIPTION OF
                                    PROPERTY

                                   EXHIBIT "B"

                              LEGAL DESCRIPTION OF
                                   EASEMENT(S)

                                   EXHIBIT "C"

                             LIENS AND ENCUMBRANCES

                                 SCHEDULE "III"

                       NOTICE TO PROCEED WITH CONSTRUCTION

SpectraSite Communications, Inc.
8000 Regency Park, Suite 570
Cary, NC 27511
Attention:  Steve Clark



      Re: Notice to Proceed with Construction of Site #_________; ("_____________ Site")

Dear Mr. ________________:

      SpectraSite may commence due diligence procedures and if those procedures are acceptable to SpectraSite may construct of the Tower Facilities on the ___________ Site at the earliest possible time.


                                   Sincerely,


                                     Amica

                                  SCHEDULE "IV"

                     NOTICE OF COMPLETION OF ANTENNA FACILITIES

Amica

--------------------------

--------------------------

--------------------------   -------------

      Re: Notice of Completion of Tower Facilities ("Notice") for Site #______ ("_________ Site")


Dear ___________:

      On the _____ day of ______________, 199__ the Tower Facilities at the ________ Site were completed in accordance with paragraph 2.10 of the Master Agreement between SpectraSite and Amica. Amica has a period of fifteen (15) days after the date of this Notice to provide a Punch List of items to be completed by SpectraSite in order to render the Tower Facilities completed in accordance with the Plans and Specifications in the opinion of Amica.

      Please contact us in writing upon receipt of the equipment owned by Amica to be installed at the _______ Site so that SpectraSite may arrange for the installation of this equipment.

                                   Sincerely,

                                   -------------------------

                                  SCHEDULE "V"

                              SITE LEASE AGREEMENT

      THIS SITE LEASE AGREEMENT ("SLA") is executed this _____ day of ________________, 1998, by and between SPECTRASITE COMMUNICATIONS, INC. ("SpectraSite") and AMICA WIRELESS PHONE SERVICE, INC. ("Carrier").

      WHEREAS, on the ____ day of ________________, 19__, SpectraSite and Carrier entered into that certain Master Tower Attachment Master Lease Agreement ("Master Lease") which provides for the execution of individual SLAs for each Site, as that term is defined in the Master Lease, owned by SpectraSite upon which Amica desires to mount certain antenna, structures and other equipment.

      1. SITE. Subject to the terms of the Master Lease, SpectraSite hereby leases and grants to Carrier a License to install, maintain, operate, upgrade and remove Carrier's wireless communications equipment and appurtenances on a tower owned by SpectraSite ("Tower"), including antennas and microwave dishes between the heights of _________________________________ above ground level on the Tower, which is located on certain real property leased by SpectraSite more particularly described in Exhibit "A" attached hereto ("Property"); and to install, maintain, operate and remove Carrier's compound and related devices (including, but not limited to emergency generators, equipment shelters, equipment cabinets, all necessary test equipment and any temporary construction materials) owned by Carrier on a seven hundred (700)square foot portion of the Property at a location to be agreed upon in writing between SpectraSite and Carrier (the space occupied by Carrier on the Property and the Tower hereinafter shall be referred to collectively as the "Premises"). Subject to the terms of the Master Lease SpectraSite has leased to Amica the use of a tower or other structure owned by SpectraSite and space on certain real property in the vicinity of the Tower which real property is described in Exhibit "A" attached hereto ("Property"). SpectraSite has granted unto Amica for the Initial Term and any Renewal Term an easement for ingress, egress and utilities during the term of the Master Lease over the property described in Exhibit "B" attached hereto ("Easement"). (The Tower, Property and easement shall constitute and hereinafter be referred to and known as the "Site"). The Site is more commonly known to SpectraSite as the ____________ Site.

      2. COMMENCEMENT DATE. The Commencement Date of this SLA shall be the earlier of (i) the date that Amica commences the installation of its Equipment on the Site or (ii) fifteen (15) days after SpectraSite has forwarded to Amica the Notice of Completion for the Site or, if a Punch List is forwarded to SpectraSite in accordance with paragraph 2.10 hereof, fifteen (15) days after SpectraSite completes the items on such Punch List. Prior to installing the Equipment, Amica shall execute a letter agreement which shall be attached to each SLA confirming the calendar date which the parties understand to be the Commencement Date for each SLA.

      3. EQUIPMENT. A description of the equipment, antennae, mounting height of the antenna and other personal property of Amica which Amica intends to locate on the Site ("Equipment") is described in Exhibit "C" attached hereto. Amica will not install any equipment on the Site which is not described in Exhibit "C" without SpectraSite's prior, written consent.

      4. PRIME LEASE. A copy of the Prime Lease for this Site is attached hereto as Exhibit "D" and is incorporated by reference herein. This SLA shall be subject to the terms, covenants and conditions of the Prime Lease.

      5. EFFECT OF AGREEMENT. SpectraSite and Amica acknowledge that the Master Lease is the controlling agreement between the parties with regard to Amica's lease of the Site. This SLA is intended to supplement the Master Lease and fulfill the requirements of paragraph 1 of the Master Lease.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          LESSOR:

                                          SPECTRASITE COMMUNICATIONS, INC.

                                          By:
                                                --------------------------

                                          Title:
                                                --------------------------



                                          LESSEE:

                                          AMICA WIRELESS PHONE SERVICE, INC.

                                          By:
                                                --------------------------

                                          Title:
                                                --------------------------

                                 ACKNOWLEDGMENTS

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PROPERTY

                                   EXHIBIT "B"

                         LEGAL DESCRIPTION OF EASEMENTS

                                   EXHIBIT "C"

                                 EQUIPMENT LIST

                                   EXHIBIT "D"

                                   PRIME LEASE



                                       44